Exhibit 5.1

October 22, 2003

UnionBanCal Corporation

UnionBanCal Finance Trust II

UnionBanCal Finance Trust III

UnionBanCal Finance Trust IV

c/o UnionBanCal Corporation

400 California Street

San Francisco, CA 94104

Re:     UnionBanCal Corporation

           UnionBanCal Finance Trust II

           UnionBanCal Finance Trust III

           UnionBanCal Finance Trust IV

           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to UnionBanCal Corporation, a Delaware corporation (the “Company”), and to UnionBanCal Finance Trust II, UnionBanCal Trust III and UnionBanCal Finance Trust IV (each, a “Trust” and, collectively, the “Trusts”), each a statutory trust created under the Statutory Trust Act of the State of Delaware (the “Delaware Trust Act”), in connection with the preparation of the Registration Statement on Form S-3 (File Nos. 333-109304, 333-109304 –01, 333-109304 –02 and 333-109304 –03), originally filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), by the Company and the Trusts with the Securities and Exchange Commission (the “Commission”) on September 30, 2003 (the “Registration Statement”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of the following securities with an aggregate public offering price of up to $1,000,000,000:  (i) senior, senior subordinated, subordinated and junior subordinated debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under an indenture (the “Indenture”) to be executed by and between the Company and Bank One Trust Company, N.A., as trustee (the “Trustee”); (ii) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”), in one or more series; (iii) shares of common stock of the Company, par value $1.00 per share (“Common Stock”); (iv) shares of the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a depositary to be named (each, a “Deposit Agreement”); (v) trust preferred securities (the “Trust Preferred Securities”) of each Trust, which may be issued by each Trust pursuant to its Amended and Restated Declaration of Trust (each, an “Amended Declaration”); (vi) guarantees by the Company (the “Trust Preferred Securities Guarantees”) of the Trust Preferred Securities, which may be issued in the form of a Trust Preferred Securities Guarantee Agreement (each, a “Guarantee Agreement”) to be entered into by the Company and a preferred guarantee trustee or trustees to be named (the “Preferred Guarantee Trustee” or “Preferred Guarantee Trustees”); and (vii) such indeterminate amount of Debt Securities and number of shares of Preferred Stock and Common Stock and such number of Depositary Shares as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Depositary Shares, including Preferred Stock, Common Stock or Depositary Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”).  The Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Trust Preferred Securities, the Trust Preferred Securities Guarantees and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:  (i) the Registration Statement, as amended through the date hereof; (ii) the form of Indenture, filed as an exhibit to the Registration Statement; (iii) the form of each Guarantee Agreement, filed as exhibits to the Registration Statement; (iv) the form of Deposit Agreement, filed as an exhibit to the Registration Statement; (v) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”) and the Bylaws of the Company, as certified by the Secretary of the Company (the “Bylaws”); (vi) the Corrected Certificate of Trust of each of the Trusts filed with the Secretary of State of the State of Delaware (the “Certificates of Trust”); (vii) the Declaration of Trust of each of the Trusts, dated as of November 17, 1998 (the “Declarations of Trust”); (viii) the forms of the Amended Declaration of each of the Trusts, filed as exhibits to the Registration Statement; (ix) a specimen certificate representing the Common Stock; (x) the form of Trust Preferred Securities; and (xi) the form of the Depositary Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trusts and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Trusts and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (other than the Company and the Trusts) had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, trust or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  We have also assumed that the Offered Securities, the Indenture, the Amended Declaration of each Trust, the Guarantee Agreements and the Depositary Agreement will be executed and delivered in substantially the form reviewed by us.  In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company and the Trusts, as applicable, of, and the performance of their respective obligations under, the Offered Securities, the Indenture, the Amended Declaration of each Trust, each Guarantee Agreement and the Deposit Agreement, will not violate, conflict with or constitute a default under (i) any agreement or other instrument to which the Company, the Trusts or their respective properties are subject; (ii) any law, rule or regulation to which the Company or any Trust or their respective properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Trusts and others and of public officials.

The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

(a)       the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b)       we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

(c)       we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

(d)       we do not express any opinion as to the enforceability of any provision of any document purporting to prohibit, restrict or condition the assignment of rights under such document to the extent such restriction on assignability is governed by the Uniform Commercial Code; and

(e)       to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

Our opinions set forth below are limited to the Delaware Trust Act, the General Corporation Law of the State of Delaware (the “DGCL”) and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.  The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, we are of the opinion that:

1.          With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Indenture has been duly authorized, executed and delivered by the Trustee, as qualified to act under the Trust Indenture Act of 1939; (iii) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with applicable board resolutions; (iv) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Indenture has been duly executed and delivered by the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities) will have been duly authorized, and the Offered Debt Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

2.          With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with applicable board resolutions, including the adoption of a Certificate of Designations for such Preferred Stock in the form required by applicable law; (iii) such Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware; (iv) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (v) the Company receives the agreed-upon consideration per share for the Offered Preferred Stock in an amount at least equal to the par value thereof and in a form legally valid under Section 152 of the DGCL, the issuance and sale of the shares of Offered

Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

3.          With respect to Depositary Shares representing fractional interests in any series of Offered Preferred Stock, when (i) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Depositary Shares and the related series of Offered Preferred Stock in accordance with applicable board resolutions, including the adoption of a Certificate of Designations for such related series of Offered Preferred Stock in the form required by applicable law; (iii) such Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware; (iv) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Deposit Agreement has been duly executed and delivered; (vi) the related shares of Offered Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (vii) the Receipts evidencing the Depositary Shares have been duly issued upon the payment of the agreed-upon consideration therefor and against deposit of the related shares of Offered Preferred Stock with the depositary in accordance with the Deposit Agreement, the issuance and sale of the Depositary Shares will have been duly authorized and such Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4.          With respect to the shares of Common Stock (the “Offered Common Stock”), when (i) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with applicable board resolutions; (iii) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the

Company receives the agreed-upon consideration per share for the Offered Common Stock in an amount at least equal to the par value thereof and in a form legally valid under Section 152 of the DGCL, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock,) will have been duly authorized, and such Offered Common Stock will be validly issued, fully paid and nonassessable.

5.          With respect to the Trust Preferred Securities (the “Offered Trust Preferred Securities”), when (i) if the Offered Trust Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Trust Preferred Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the trustees of the applicable Trust have taken all necessary action to adopt, execute and deliver the Amended Declaration and to fix and determine the terms of the Offered Trust Preferred Securities in accordance with the Amended Declaration; (iii) the terms of the Offered Trust Preferred Securities and of their issuance and sale have been duly established in conformity with the Amended Declaration so as not to violate any applicable law or the applicable Certificate of Trust, Declaration of Trust and Amended Declaration, or result in a default under or a breach of any agreement or instrument binding upon the applicable Trust and the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Trust and the Company; and (iv) the Offered Trust Preferred Securities have been duly issued, executed and authenticated in accordance with the applicable Amended Declaration and delivered by the applicable Trust to the purchasers thereof upon payment of the agreed-upon consideration therefor, (A) the issuance and sale of the Offered Trust Preferred Securities will have been duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the applicable Trust, and (B) the holders of the Offered Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the DGCL.  We bring to your attention, however, that the holders of the Offered Trust Preferred Securities of each Trust may be obligated, pursuant to the Amended Declaration of such Trust, to (1) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Trust Preferred Securities and the issuance of replacement Offered Trust Preferred Securities and (2) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined therein) to exercise its rights and powers under the applicable Amended Declaration.

6.          With respect to the Trust Preferred Securities Guarantees (the “Offered Guarantees”), when (i) if the Offered Trust Preferred Securities and related

Offered Guarantees are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Trust Preferred Securities and related Offered Guarantees has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the trustees of the applicable Trust have taken all necessary action to adopt, execute and deliver the Amended Declaration and to fix and determine the terms of the Offered Trust Preferred Securities in accordance with the terms of the applicable Amended Declaration; (iii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Guarantees in accordance with applicable board resolutions; (iv) the terms of the Offered Trust Preferred Securities and the related Offered Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Amended Declaration and applicable Guarantee Agreement, respectively, so as not to violate any applicable law or the applicable Certificate of Trust, Declaration of Trust and Amended Declaration and the Certificate of Incorporation and Bylaws, respectively, or result in a default under or a breach of any agreement or instrument binding upon the Trust or the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Trust or the Company; (v) the applicable Guarantee Agreement has been duly executed and delivered; (vi) the Offered Trust Preferred Securities have been duly issued and delivered by the applicable Trust; (vii) certificates representing the Offered Trust Preferred Securities have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Trust Preferred Securities and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (viii) the applicable Trust receives the agreed-upon consideration for the Offered Trust Preferred Securities, the Offered Guarantee will have been duly authorized and will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP